U.S. ENERGY CORP.
                     MINERALS PLAZA, GLEN L. LARSEN BUILDING
                               877 NORTH 8TH WEST
                             RIVERTON, WYOMING 82501
                            -------------------------
                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
                            -------------------------

    We are pleased to give you notice of our Annual Meeting of Shareholders:

Date:          Friday, December 7, 2001

Time:          10:00 AM MST

Place:         877 North 8th West, Riverton, Wyoming 82501

Purpose:       -   Elect one director to serve until the third succeeding annual meeting of shareholders, and until his successor has been duly elected or appointed and qualified;

               - Increase our authorized common stock from 20 million shares up to an unlimited number of shares;

               -   Approve a new stock compensation plan;

               -   Approve a new incentive stock option plan;

               -   Ratify appointment of the independent auditors; and

               - Transact any other business that may properly come before the meeting.


Record Date:   October 5, 2001.  The stock transfer books will not be closed.

               YOUR VOTE IS IMPORTANT. Whether or not you plan to attend the meeting, please complete, sign and date the enclosed proxy card and return it promptly in the enclosed envelope. We appreciate your cooperation.

               By Order of the Board of Directors


               Max T. Evans, Secretary

INFORMATION ABOUT ATTENDING THE ANNUAL MEETING

         Only shareholders of record on October 5, 2001 may vote at the meeting. Only shareholders of record, and beneficial owners on the record date, may attend the meeting. If you plan to attend the meeting, please bring personal identification and proof of ownership if your shares are held in "street name" (i.e., your shares are held of record by brokers, banks or other institutions). Proof of ownership means a letter or statement from your broker showing your ownership of shares on the record date.

         A list of shareholders entitled to vote at the meeting will be available for inspection by any record shareholder at the company's principal executive offices in Riverton, Wyoming. The inspection period begins two days after the date this Notice is mailed and ends at the conclusion of the meeting.

                                U.S. ENERGY CORP.

                     MINERALS PLAZA, GLEN L. LARSEN BUILDING
                               877 NORTH 8TH WEST
                             RIVERTON, WYOMING 82501

                                 PROXY STATEMENT
                       FOR ANNUAL MEETING OF SHAREHOLDERS
                           ON FRIDAY, DECEMBER 7, 2001


         The 2001 Annual Report to Shareholders, including audited financial statements for the fiscal year ended May 31, 2001, is mailed to shareholders together with these proxy materials on or after October 10, 2001. The proxy materials consist of this proxy statement and notice of annual meeting, the Annual Report, the Audit Committee Certification and the Audit Committee Charter.

         This proxy statement is provided in connection with a solicitation of proxies by the board of directors of U.S. Energy Corp. for use at the annual meeting of shareholders (the "meeting") to be held on December 7, 2001 and at any adjournments of the meeting.

WHO CAN VOTE

         If you held any shares of common stock on the record date (October 5, 2001), then you will be entitled to vote at the meeting. If you held stock in your own name, you may vote directly. If you owned stock beneficially but in the record name (street name) of an institution, you may instruct the record holder how to vote when the record holder contacts you about voting and gives you the proxy materials.

COMMON STOCK OUTSTANDING ON THE RECORD DATE:   9,625,771

QUORUM AND VOTING RIGHTS

         You are entitled to one vote for each share of U.S. Energy Corp. common stock you hold, except in the election of directors you may cumulate your votes. Cumulative voting generally allows each holder of shares of common stock to multiply the number of shares owned by the number of directors being elected, and to distribute the resulting number of votes among nominees in any proportion that the holder chooses. Nominees in number equal to the seats to be filled, who receive a plurality of votes cast, are elected. This year, only one nominee is standing for re-election as of the date of this proxy statement, therefore cumulative voting will not be applicable unless there is a motion from the meeting floor proposing a second nominee to the board of directors. We do not have information that such a motion would be made.

         A quorum for the meeting will exist if a majority of the voting power of the shareholders is present at the meeting, in person or represented by properly executed proxy delivered to us prior to the meeting. Shares of common stock present at the meeting that abstain from voting, or that are the subject of broker non- votes, will be counted as present for determining a quorum. A broker non-vote occurs when a nominee holding stock in street name or otherwise for a beneficial owner does not vote on a particular matter because the nominee does not have discretionary voting power with respect to that item and has not received voting instructions from the beneficial owner.

         We will be voting on five matters: First, election of a director; second, increasing the number of shares of authorized common stock; third, approving a new stock compensation plan; fourth, approving a new incentive stock option plan; and fifth, ratification of the appointment of independent auditors.

         The first and fifth matters will be approved and implemented if the number of votes cast in favor exceed the number of votes opposed, in accordance with Wyoming law. The second matter will be approved and implemented if the holders of a majority of the common stock vote to approve the second matter, in accordance with Wyoming law. The third and fourth matters will be approved and implemented if a majority of the votes cast at the meeting, in person or by proxy, are in favor of such matters, in accordance with Wyoming law with the additional or enhanced voting requirement as imposed by the corporate governance rules of the National Association of Securities Dealers, Inc. and the Nasdaq Stock Market Inc. Any other matter which properly comes before the meeting would be approved if the number of votes cast in favor exceed the number of votes opposed, unless Wyoming law requires a different approval ratio.

         Abstentions and broker non-votes will have no effect on the election of directors. Abstentions as to all other matters which properly may come before the meeting will be counted as votes against those matters. Broker non-votes as to all other matters will not be counted as votes for or against, and will not be included in calculating the number of votes necessary for approval of these matters.

HOW YOUR PROXY WILL BE VOTED;  RECOMMENDATION OF THE BOARD

         The board of directors is soliciting a proxy in the enclosed form to provide you with the opportunity to vote on all matters scheduled to come before the meeting, whether or not you attend in person.

         The board of directors recommends you vote in favor of each of the six proposals.

GRANTING YOUR PROXY

         If you sign properly and return the enclosed form of proxy, your shares will be voted as you specify. If you make no specifications, your proxy will be voted in favor of all six proposals.

         We expect no matters to be presented for action at the meeting other than the items described in this proxy statement. However, the enclosed proxy will confer discretionary authority with respect to any other matter that may properly come before the meeting. The persons named as proxies intend to vote in accordance with their judgment on any matters that may properly come before the meeting.

REVOKING YOUR PROXY

         If you submit a proxy, you may revoke it later or submit a revised proxy at any time before it is voted. You also may attend the meeting in person and vote by ballot, which would cancel any proxy you previously submitted.

PROXY SOLICITATION

         We will pay all expenses of soliciting proxies for the meeting. In addition to solicitations by mail, arrangements have been made for brokers and nominees to send proxy materials to their principals, and we will reimburse them for their reasonable expenses. We have not hired a solicitation firm for the meeting. Our employees and directors will solicit proxies by telephone or other means, if necessary; these people will not be paid for these services.

REQUIREMENT AND DEADLINES FOR SHAREHOLDERS TO SUBMIT PROXY PROPOSALS

         Generally, we will hold the annual meeting on the first Friday of each December. Under the rules of the SEC, if a shareholder wants to include a proposal (a nomination for election as director or an item of business to be considered) in our proxy statement for presentation to shareholders at our 2002 Annual Meeting of Shareholders, we will have to receive the written proposal at least 60 days in advance of the meeting date

(October 7, 2002 for next year's meeting), at U.S. Energy Corp., 877 North 8th West, Riverton, Wyoming 82501, Attention: Mr. Evans, Secretary or Mr. Svilar, Assistant Secretary.

         For a special meeting, the nomination or item of business must be received by the tenth day following the date of public disclosure of the date of the meeting.

         If we do not receive notice by that date, or if we meet other requirements of the Securities and Exchange Commission ("SEC") rules, the persons named as proxies in the proxy materials relating to that meeting will use their discretion in voting the proxies when these matters are raised at the meeting.

         If a shareholder wants to nominate someone to the board of directors, the nomination must contain the following information about the nominee:

        *    name and age;
        *    business and residence addresses;
        *    principal occupation or employment;
        *    the number of shares of common stock held by the nominee;
        * the information that would be required under the rules of the SEC in a proxy statement soliciting proxies for the election of such nominee as a director;
        *    a signed consent of the nominee to serve as a director, if elected.

         A notice of a proposed item of business must include:

        * a brief description of the substance of, and the reasons for conducting, such business at the
        *    annual meeting;
        *    the shareholder's name and address;
        * the number of shares of common stock held by the shareholder (with supporting documentation where appropriate); and
        *    any material interest of the shareholder in such business.

CORPORATE GOVERNANCE, AUDIT COMMITTEE REPORT AND COMPENSATION COMMITTEE

         MEETINGS OF THE BOARD. The board of directors, which held four formal meetings during fiscal 2001, has primary responsibility for directing management of the business. The board currently consists of six members. A seventh member, Mr. David Brenman, resigned in fiscal 2002 because he lives abroad. The current six directors attended all meetings in 2001 The board conferred informally on several other occasions during the fiscal year. From time to time the directors also approve various matters by consent minutes without conducting formal meetings.

         AUDIT COMMITTEE. To provide effective direction and review of fiscal matters, the board has established an audit committee. The audit committee has the responsibility of reviewing our financial statements, exercising general oversight of the integrity and reliability of our accounting and financial reporting practices, and monitoring the effectiveness of our internal control systems. The audit committee also recommends selection of an auditing firm and exercises general oversight of the activities of our independent auditors, principal financial and accounting officers and employees and related matters. The members of the audit committee are Nick Bebout, Don Anderson and H. Russell Fraser, all of whom are independent directors under criteria established by the National Association of Securities Dealers, Inc. and the Nasdaq Stock Market Inc.

         The audit committee has reviewed our financial statements for fiscal 2001 and discussed them with management. The committee also discussed with the independent audit firm the various matters required to be so discussed in SAS 63 (Codification of Statements on Auditing Standards, AU 380). The committee received the written disclosure and the letter from the independent audit firm as required by Independence Standards Board Standard No. 1 (Independence Standards Board Standard No. 1, Independence Discussions with Audit Committee), and the committee discussed with the audit firm their independence. Based on the foregoing, the audit committee recommended to the board of directors that the audited financial statements be included in our Annual Report on Form 10-K which was filed with the Securities and Exchange Commission in August 2001.

         COMPENSATION COMMITTEE. The company has a compensation committee, whose members are Harold F. Herron, Nick Bebout and H. Russell Fraser; David Brenman was on this committee in fiscal 2001 but resigned in fiscal 2002. This committee met formally on one occasion in fiscal 2001 and also discuss compensation matters informally from time to time.

         The compensation committee reviews and recommends to the board of directors compensation packages for the officers of U.S. Energy Corp. and subsidiaries (but not Crested Corp. which has its own compensation committee). The committee takes into account the need for different types of executives (administrative, financial, engineering, etc.), and the pay arrangements which corporations of similar size have adopted in our industry on both the national and local levels. Items considered include the experience of and contribution made (or to be made for new hires or promotions) by each person, and the methods of paying them (principally salary and stock options). In addition, the compensation committee reviews and recommends to the board of directors the granting of stock options to non-executive employees.

         EXECUTIVE COMMITTEE. The executive committee members are Keith G. Larsen, John L. Larsen, Daniel P. Svilar, Robert Scott Lorimer and H. Russell Fraser. This committee helps implement the board of directors' overall directives as necessary. This committee usually does not conduct formal meetings (none in fiscal 2001).

         NOMINATING COMMITTEE. When needed as determined by the board of directors, the nominating committee considers and recommends to the board of directors individuals who may be suitable to be nominated to serve as directors. Harold F. Herron and Don Anderson are the nominating committee members.

         MANAGEMENT COST APPORTIONMENT COMMITTEE, established by USE and Crested in 1982, reviews the apportionment of costs between USE and Crested. John L. Larsen, Max T. Evans and Robert Scott Lorimer are members of this committee.

                     PRINCIPAL HOLDERS OF VOTING SECURITIES

         The following is a list of all record holders who, as of October 5, 2001, beneficially owned more than 5% of the outstanding shares of common stock, as reported in filings with the SEC or as otherwise known to us. Except as otherwise noted, each holder exercises the sole voting and dispositive powers over the shares listed opposite the holder's name, excluding the shares subject to forfeiture and those held in ESOP accounts established for the employee's benefit. Dispositive powers over the forfeitable shares held by employees and non-employee directors who are not officers is shared by the company's board of directors. Voting and dispositive powers over forfeitable shares held by the company's five executive officers ("Officers Forfeitable Shares") are shared by the company's non-employee directors (Messrs. Anderson, Bebout and Fraser). The ESOP Trustees exercise voting powers over non-allocated ESOP shares and dispositive powers over all ESOP shares. It should be noted that voting and dispositive powers over certain shares are shared by one or more of the listed holders. Such securities are reported opposite each holder having a shared interest therein.

         For information on shares held by directors and executive officers see "Security Ownership of Nominees, Directors and Executive Officers."


                                                  Amount and Nature of Beneficial Ownership
                                 -------------------------------------------------------------------------
                                     Voting Rights          Dispositive Rights
Name and address                 ---------------------   ------------------------            Total             Percent
of beneficial owner                Sole       Shared         Sole        Shared       Beneficial Ownership    of Class(1)
-------------------                ----       ------         ----        ------       --------------------    -----------

John L. Larsen(2)                889,395      970,307     846,663        1,373,451         2,329,540             23.0%
201 Hill Street
Riverton, WY 82501

Max T. Evans(3)                  167,071      793,726      167,071       1,155,290         1,388,647             14.3%
1410 Smith Road
Riverton, WY 82501

Daniel P. Svilar(4)              359,463      517,359      359,463         517,359           962,672              9.7%
580 S. Indiana Street
Hudson, WY 82515

Michael D. Zwickl(5)              57,069      512,359       57,069         512,359           569,428              6.0%
137 North Beech Street
Casper, WY 82601

Kathleen R. Martin(6)                -0-      512,359          -0-         512,359           512,359              5.3%
309 North Broadway
Riverton, WY 82501

Crested Corp.                    512,359          -0-      512,359             -0-           512,359              5.3%
877 North 8th West
Riverton, WY 82501

Harold F. Herron(7)              255,535      282,948      238,386         686,092           985,491             10.1%
3425 Riverside Road
Riverton, WY 82501

U.S. Energy Corp. ESOP(8)        155,811          -0-      517,375             -0-           517,375              5.4%
877 North 8th West
Riverton, WY 82501

----------

         (1) Percent of class is computed by dividing the number of shares beneficially owned plus any options held by the reporting person, by the number of shares outstanding plus the shares underlying options held by that person.

         (2) Mr. John L. Larsen exercises sole voting powers over 243,663 directly owned shares, 106,000 shares held in joint tenancy with his wife, 497,000 shares underlying options and 42,732 shares held in the U.S. Energy Corp. Employee Stock Ownership Plan ("ESOP") account established for his benefit. The directly owned shares include 27,500 shares gifted to his wife, that have remained in Mr. Larsen's name. He exercises shared voting rights over 155,811 shares held by the ESOP, which have not been allocated to accounts established for specific beneficiaries and shares held by corporations of which Mr. Larsen is a director consisting of 512,359 shares held by Crested Corp. ("Crested"), 125,556 shares held by Plateau Resources Limited ("Plateau"), 175,000 shares held by Sutter Gold Mining Company ("SGMC"), and 1,581 shares held by Northwest Gold, Inc. ("NWG"). Mr. Larsen shares the voting rights over such shares with the other directors of those corporations. Mr. Larsen shares voting powers over the unallocated ESOP shares in his capacity as an ESOP Trustee with the other ESOP Trustees. Shares over which sole dispositive rights are exercised consist of directly owned shares, joint tenancy shares and options, less the 27,500 shares gifted, but not transferred, to his wife. Shares for which shared dispositive powers are held consist of the 517,375 shares held by the ESOP, 41,580 shares held by employees and a non-employee director of the Company which are subject to forfeiture ("Forfeitable Shares"), the shares held by Crested, Plateau, SGMC and NWG. The shares listed under "Total Beneficial Ownership" also include 109,426 shares beneficially held by Mr. Larsen which are subject to forfeiture. The shares shown as beneficially owned by Mr.

Larsen do not include 42,350 shares owned directly by his wife, who exercises the sole investment and voting powers over those shares.

         (3) Mr. Evans exercises sole voting and dispositive powers over 5,158 directly owned shares, 38,973 shares held in joint tenancy with his wife, 15,740 shares held in an Individual Retirement Account ("IRA") for his benefit and 107,200 shares underlying options. Shares over which Mr. Evans exercises shared voting rights consist of the shares held by Crested, Plateau and the unallocated ESOP shares. He exercises shared dispositive rights over the shares held by Crested, Plateau and the ESOP. Mr. Evans shares voting and dispositive powers over the shares held by Crested and Plateau with the remaining directors of those companies and over the ESOP shares with the other ESOP Trustees. The shares listed under "Total Beneficial Ownership" also include 66,286 shares beneficially held by Mr. Evans which are subject to forfeiture.

         (4) Mr. Svilar exercises sole voting and dispositive powers over 45,455 directly owned shares, 12,950 shares held in joint tenancy with his wife, 1,000 shares held as custodian for his minor child under the Wyoming Uniform Transfers to Minors Act (the "Minor's shares"), 37,158 shares held in an IRA established for his benefit, and 262,900 shares underlying options. He holds sole dispositive power over his directly held shares, joint tenancy shares, Minor's shares and the shares underlying his options. Mr. Svilar exercises shared voting and dispositive rights over the 512,359 shares held by Crested with the other directors of Crested and 5,000 shares held by a private corporation of which he is a director with the other directors of that company. The shares listed under "Total Beneficial Ownership" also include 85,850 shares beneficially held by Mr. Svilar which are subject to forfeiture.

         (5) Mr. Zwickl exercises sole voting and dispositive powers over 3,444 shares held in an IRA established for his benefit and 53,625 shares held by two limited partnerships. He is the sole officer and director of the corporate general partner of those partnerships. As a director of Crested, Mr. Zwickl exercises shared voting and dispositive powers over the 512,359 shares held by Crested with the other Crested directors.

         (6) Consists of shares held by Crested over which shared voting and dispositive powers are exercised with the other Crested directors.

         (7) Mr. Herron exercises sole voting powers over 43,486 directly owned shares, 12,000 shares held for his minor children under the Wyoming Uniform Transfers to Minors Act (the "Minor's shares"), 171,900 shares underlying options, and 17,149 shares held in the ESOP account established for his benefit. Sole dispositive powers are exercised over the directly held shares, the Minor's shares and the shares underlying options. Mr. Herron exercises shared voting rights over 125,556 shares held by Plateau, 1,581 shares held by NWG and the 155,811 unallocated ESOP shares. Shared dispositive rights are exercised over the shares held by Plateau, NWG, all ESOP shares and the 41,580 Forfeitable Shares. Mr. Herron exercises shared dispositive and voting powers over the shares held by Plateau and NWG as a director of those companies with the other directors of those companies and over the ESOP shares in his capacity as an ESOP Trustee with the other ESOP Trustees. The shares listed under "Total Beneficial Ownership" also include 61,013 shares beneficially held by Mr. Herron which are subject to forfeiture. The shares shown as beneficially owned by Mr. Herron do not include 2,895 shares owned directly by his wife who exercises the sole voting and dispositive powers over those shares.

         (8) The ESOP holds 517,375 shares, 155,811 of which have not been allocated to accounts of individual plan beneficiaries. The Trustees exercise the voting rights over the unallocated shares an dispositive rights over all ESOP shares. Plan participants exercise voting rights over allocated shares.

PROPOSAL ONE - ELECTION OF DIRECTORS

         The directors are divided into three classes, each consisting of two persons so far as practicable, to be elected until the third succeeding annual meeting and until their successors have been duly elected or appointed and qualified or until death, resignation or removal. The term of director Harold F. Herron expires at the meeting and he has been nominated for re-election. Current directors are:

                                   Other                            Meeting at
Name, age and                 positions with         Director       which term
designation                  with the company         since         will expire
-----------                  --------------------    --------     --------------

Harold F. Herron (48)        Senior Vice President     1989            2001
 (nominee)                                                        Annual Meeting

Don C. Anderson (74)                                   1990            2002
 (continuing director)                                            Annual Meeting

Nick Bebout (50)                                       1989            2002
(continuing director)                                             Annual Meeting

H. Russell Fraser (59)                                 1996            2002
(continuing director)                                             Annual Meeting

John L. Larsen (69)          Chairman and CEO          1966            2003
 (continuing director)                                            Annual Meeting

Keith G. Larsen (42)         President                 1997            2003
(continuing director)                                             Annual Meeting



         It is recommended that the shareholders vote for the re-election of Harold F. Herron.

         Executive officers are elected by the board of directors at the annual directors' meeting, which follows each Annual Shareholders' Meeting, to serve until the officer's successor has been duly elected and qualified, or until death, resignation or removal.

FAMILY RELATIONSHIPS.

         Harold F. Herron, a director and Vice-President, is the son-in-law of John L. Larsen, a principal shareholder, Chairman and CEO. Keith G. Larsen, a director and President, is a son of John L. Larsen. Nick Bebout, a director, is a nephew of Daniel P. Svilar, a principal shareholder and General Counsel. There are no other family relationships among the executive officers or directors of the company.

BUSINESS EXPERIENCE AND OTHER DIRECTORSHIPS OF DIRECTORS AND NOMINEES.

         JOHN L. LARSEN has been principally employed as an officer and director of the company and Crested Corp. for more than the past five years. Mr. Larsen is also Chairman of the Board and Chief Executive Officer. He is also a director of Northwest Gold, Inc. ("NWG"), an affiliate of the company. Crested and NWG have registered equity securities under the Securities Exchange Act of 1934 (the "Exchange Act"). Mr. Larsen is Chief Executive Officer and Chairman of the board of directors of Plateau Resources, Limited and of Sutter Gold Mining Company, and he is a director of Rocky Mountain Gas, Inc. and Yellow Stone Fuels Corp.

         KEITH G. LARSEN has been principally employed by the company and Crested for more than the past five years. From November 25, 1997, he has been a director of the company and its President and Chief Operating Officer. Mr. Keith Larsen is Chief Executive Officer and a director of Rocky Mountain Gas, Inc.

         HAROLD F. HERRON has been the company's Vice-President since January 1989. From 1976, Mr. Herron was an employee of Brunton, a manufacturer and/or marketer of compasses, binoculars and knives. Brunton was a wholly owned company subsidiary until Brunton was sold in February 1996. Initially, he was Brunton's sales manager, and was its President from 1987 to April 1998, and served as its Chairman until August 1999. Mr. Herron is a director of NWG and President and a director of Plateau, a director of Rocky Mountain Gas, Inc., and Chief Executive Officer of Sutter Gold Mining Company. Mr. Herron received an M.B.A. degree from the University of Wyoming after receiving a B.S. degree in Business Administration from the University of Nebraska at Omaha.

         DON C. ANDERSON has been a company director since May 1990. From January 1990 until mid-fiscal 1993, Mr. Anderson was the Manager of the Geology Department for the Company. Mr. Anderson was Manager of Exploration and Development for Pathfinder Mines Corporation, a major domestic uranium mining and milling corporation, from 1976 until his retirement in 1988. Previously, he was Mine Manager for Pathfinder's predecessor, Utah International, Inc., from 1965 to 1976. He received a B. S. degree in geology from Brigham Young University.

         NICK BEBOUT has been director of the company since 1989. He has been a director and President of NUCOR, Inc. ("NUCOR"), a privately-held corporation that provides exploration and development drilling services to the mineral and oil and gas industries, since 1987. Prior to that time, Mr. Bebout was Vice President of NUCOR from 1984. Mr. Bebout is also an officer, director and owner of other privately-held entities involved in the resources industry.

         H. RUSSELL FRASER has been a director of the company since 1996 and a director of Rocky Mountain Gas, Inc. since 1999. He is past President and director of American Capital Access, Inc., a bond rating company in New York, New York. Mr. Fraser was chairman of the board and chief executive officer of Fitch Investors Services, L.P. for more than the past five years. Fitch Investors Services, L.P., New York, New York, is a nationwide stock and bond rating and information distribution company. From 1980-1989, Mr. Fraser served as president and chief executive officer of AMBAC, the oldest municipal bond issuer in the United States.

         Before joining AMBAC, Mr. Fraser was senior vice president and director of fixed-income research at PaineWebber, Inc. While a member of the board of directors at PaineWebber, Mr. Fraser participated in both the corporate and public finance departments and headed PaineWebber's trading and sales for all corporate bond products. Previously, he managed corporate ratings at Standard & Poor's, supervising research analysis of corporate bonds, preferred stock, and commercial paper. Mr. Fraser holds a B.S. in finance and economics from the University of Arizona. He is a member of the Municipal Analysts Group of New York and founder of the Fixed Income Analysts Society.

ADVISORY BOARD

         In fiscal 1998, the board of directors established an Advisory Board to be comprised of individuals with experience in the area of business, financial services, national elected office, and other areas. The members of the Advisory Board meet to review topics of interest or concern to the board of directors, and report their findings and recommendations to the board of directors. The Advisory Board does not include any directors or officers of the company, and none of the findings or recommendations of the Advisory Board will be binding upon the Company. The Chairman of the Advisory Board is the Honorable Alan K. Simpson, former U.S. Senator for Wyoming. Harmon Watt, formerly President of 1st Interstate Bank, Riverton, Wyoming, was appointed to the Advisory Committee in 1999.

        SECURITY OWNERSHIP OF NOMINEES, DIRECTORS AND EXECUTIVE OFFICERS

         The following table sets forth, as of October 5, 2001, the shares of common stock, and the common stock of the company's majority-owned (70.5%) subsidiary, Crested Corp., held by each director and nominee, and by all officers and directors as a group. Unless otherwise noted, the listed record holder exercises sole voting and dispositive powers over the shares reported as beneficially owned, excluding the shares subject to forfeiture and those held in ESOP accounts established for the employee's benefit. Dispositive powers over the forfeitable shares held by employees and a non-employee director ("Forfeitable Shares"), is shared by the company's board of directors. Voting and dispositive powers are shared by the company's non-employee directors (Messrs. Anderson, Bebout and Fraser) over forfeitable shares held by the company's five executive officers ("Officers' Forfeitable Shares"). The ESOP Trustees (John L. Larsen, Harold F. Herron and Max Evans) exercise voting powers over unallocated ESOP shares and dispositive powers over all ESOP shares. It should be noted that voting and dispositive powers for certain shares are shared by or more of the listed holders. Such shares are reported opposite each holder having a shared interest therein, but are only included once in the shareholdings of the group presented in the table.

                                 Company Common Stock                              Crested Common Stock
                           -----------------------------------              ----------------------------------
                                Amount and             Percent                   Amount and            Percent
                                 Nature of               of                       Nature of              of
                           Beneficial Ownership       Class(1)              Beneficial Ownership      Class(1)
                           --------------------       --------              --------------------      --------

John L. Larsen                  2,329,540(2)            23.0%                   12,199,733(9)           71.4%

Keith G. Larsen                   469,838(3)             4.7%                  12,020,848(10)           70.4%

Harold F. Herron                  985,491(2)            10.1%                  12,091,665(11)           70.8%

Don C. Anderson                   458,855(4)             4.9%                  12,020,848(10)           70.4%

Nick Bebout                       473,306(5)             4.8%                  12,020,848(10)           70.4%

H. Russell Fraser                 457,200(6)             4.7%                  12,020,848(10)           70.4%

Max T. Evans                    1,388,647(2)            14.3%                     214,236(12)            1.3%

Daniel P. Svilar                  962,672(2)             9.7%                     231,850(13)            1.4%

R. Scott Lorimer                  331,811(7)             3.4%                      15,000(14)            *

All officers and
directors as a
group (nine persons)            4,136,598(8)            36.4%                  12,562,751(15)           73.5%

----------


         * Less than one percent.

         (1) Percent of class is computed by dividing the number of shares beneficially owned plus any options held by the reporting person or group, by the number of shares outstanding plus the shares underlying the options held by that person or group.

         (2) See footnotes for this person to the table presented under the heading "Principal Holders of Voting Securities".

         (3) Consists of 1,774 directly held shares, 6,000 shares held for the minor children of Keith G. Larsen under the Wyoming Uniform Transfers to Minors Act (the "Minor's shares"), 23,584 shares held in an ESOP account established for his benefit, 396,900 shares underlying options and 52,500 shares subject to forfeiture.

Mr. K. Larsen exercises sole voting powers over his directly held shares, the ESOP shares, 8,820 shares subject to forfeiture, the Minor's shares and the shares underlying his options. Sole dispositive powers are exercised over the directly held shares, Minor's shares and the shares underlying his options. He shares dispositive powers over the Forfeitable Shares with the other directors of the Company.

         (4) Consists of 11,912 directly held shares, 3,055 shares held in an IRA established for Mr. Anderson's benefit, 52,500 Forfeitable Shares, 379,808 Officers' Forfeitable Shares and 22,500 shares underlying options. Mr. Anderson exercises sole voting and dispositive power over the directly held shares, IRA shares and the shares underlying his options. He exercises sole voting power over 21,000 shares he holds which are subject to forfeiture. Mr. Anderson exercises shared dispositive powers over the Forfeitable Shares with the other directors of the Company. As a non-employee director, Mr. Anderson exercises shared voting and dispositive rights over the Officers' Forfeitable Shares, with the other non-employee directors.

         (5) Consists of 21,868 shares held directly, 50 shares held in joint tenancy with his wife, 22,500 shares underlying options and 379,808 shares subject to forfeiture. Mr. Bebout exercises sole voting and dispositive powers over the directly held shares, the joint tenancy shares and the shares underlying his options. He exercises shared dispositive powers over the Forfeitable Shares with the other directors of the Company and as a non-employee director, Mr. Bebout exercises shared voting and dispositive powers over the Officers' Forfeitable Shares, with the other non-employee directors.

         (6) Consists of 9,312 directly held shares, 4,000 shares held in an IRA for Mr. Fraser's benefit, 22,500 shares underlying options and 379,808 shares subject to forfeiture. Mr. Fraser exercises sole voting and dispositive rights over the directly held shares, the IRA shares and the shares underlying his options. Mr. Fraser exercises shared dispositive powers over the Forfeitable Shares with the other directors of the company. As a non-employee director, Mr. Fraser exercises shared voting and dispositive rights over the Officers' Forfeitable Shares, with the other non-employee directors.

         (7) Consists of 15,285 directly held shares and 226,600 shares underlying options over which Mr. Lorimer exercises sole voting and dispositive rights, and 32,693 shares held in the ESOP account established for his benefit over which he exercises sole voting rights. The shares listed under "Total Beneficial Ownership" also include 57,233 shares beneficially held by Mr. Lorimer which are subject to forfeiture.

         (8) Consists of 2,521,817 shares over which the group members exercise sole voting rights, including 1,730,000 shares underlying options and 116,158 shares allocated to ESOP accounts established for the benefit of group members. The listed shares include 2,375,839 shares, including 1,730,000 shares underlying options, over which group members exercise sole dispositive rights. Shared voting and dispositive rights are exercised with respect to 1,357,615 and 1,760,759 shares (including 421,388 shares subject to forfeiture), respectively.

         (9) Consists of 12,020,848 Crested shares held by the Company, 100,000 shares held by SGMC, 60,000 shares held by Plateau and 3,885 shares held by NWG, with respect to which shared voting and dispositive powers are exercised as a director with the other directors of those Companies, and 15,000 forfeitable shares held by an employee, over which Mr. J. Larsen exercises shared dispositive powers with the remaining Crested directors.

         (10) Consist of the Crested shares held by the Company with respect to which shared voting and dispositive powers are exercised as a director with the other directors of the Company.

         (11) Consists of 6,932 directly held shares over which Mr. Herron exercises sole voting and investment powers, and the Crested shares held by the company, NWG and Plateau, with respect to which shared voting and dispositive powers are exercised as a USE, NWG and Plateau director with the other directors of those companies.

         (12) Consists of 139,236 directly held shares over which Mr. Evans exercises sole voting and dispositive rights, 60,000 shares held by Plateau, with respect to which shared voting and dispositive powers are exercised as a director with the other directors of Plateau, and 15,000 forfeitable shares held by an employee, over which Mr. Evans exercises shared dispositive powers with the remaining Crested directors.

         (13) Consists of 216,850 directly held shares, over which Mr. Svilar exercises sole voting and dispositive powers and 15,000 forfeitable shares held by an employee, over which Mr. Svilar exercises shared dispositive powers with the remaining Crested directors.

         (14) Consists of 15,000 shares which are subject to forfeiture. Mr. Lorimer exercises sole voting power over such shares, while the Crested directors share the dispositive powers over the shares.

         (15) Consists of 378,018 shares over which the group members exercise sole voting rights, including 15,000 shares subject to forfeiture. The listed shares include 363,018 shares over which group members exercise sole dispositive rights. Shared voting and dispositive rights are exercised with respect to 12,184,733 and 12,199,733 shares (including 15,000 shares subject to forfeiture), respectively.

         Each director beneficially holds the 7,562,219 and 255,000,000 shares of NWG and Four Nines Gold, Inc. ("FNG") common stock, respectively, held by the company. They exercise shared voting and dispositive powers over those shares as company directors with the other company directors. Those shares represent 96.8% and 50.9% of the outstanding shares of NWG, and FNG, respectively. John L. Larsen beneficially holds 272,500,000 shares of FNG common stock (54.4% of the outstanding shares), which includes 255,000,000 shares held by the company, 5,000,000 held by USECC Joint Venture and 5,000,000 shares held by Crested, over which Mr. Larsen shares voting and dispositive powers with the remaining directors of the company and Crested. Mr. J. Larsen also holds 1,000 shares of NWG over which he exercises sole voting and dispositive powers. Harold F. Herron beneficially holds 7,567,794 and 265,000,000 shares of the common stock of NWG and FNG, respectively, representing 96.9% and 52.9%, respectively, of those classes of stock. Daniel P. Svilar beneficially owns 14,000,000 shares of the common stock of FNG (4,000,000 shares directly in joint tenancy with other family members), representing 2.8% of that class. None of the other directors or officers directly hold any other shares of stock of NWG or FNG. All executive officers and directors of the company as a group (7 persons) hold 7,809,794 and 284,500,000 shares of the stock of NWG, and FNG, representing 96.9% and 56.2% of the outstanding shares of those companies, respectively.

         The company has reviewed Forms 3, 4 and 5 reports concerning ownership of common stock in the company, which have been filed with the SEC under Section 16(a) of the Exchange Act, and received written representations from the filing persons. Based solely upon review of the reports and representations, Messrs. J. Larsen, K. Larsen, Evans, Svilar and Lorimer each had one late filing, and Mr. Herron had two late filings. The company believes no other director, executive officer, beneficial owner of more than ten percent of the common stock, or other person subject to obligations, failed to file such reports on a timely basis during fiscal 2001.

INFORMATION CONCERNING EXECUTIVE OFFICERS WHO ARE NOT DIRECTORS

         The following information is provided pursuant to Item 401 of Reg. S-K, regarding the executive officers of the company who are not also directors.

         MAX T. EVANS, age 76, has been Secretary for USE and President of Crested for more than the past five years. Mr. Evans had been a director of USE for more than the past five years, prior to April 17, 1997. He is also an officer and director of Plateau. He serves at the will of each board of directors. There are no understandings between Mr. Evans and any other person pursuant to which he was named as an officer. He has no family relationships with any of the other executive officers or directors of USE or Crested. During the past five years, Mr. Evans has not been involved in any Reg. S-K Item 401(d) proceeding.

         DANIEL P. SVILAR, age 72, has been General Counsel for USE and Crested for more than the past five years. He also has served as Secretary and a director of Crested, and Assistant Secretary of USE. His positions of General Counsel to, and as officers of the companies, are at the will of each board of directors. There are no understandings between Mr. Svilar and any other person pursuant to which he was named as officer or General Counsel. He has no family relationships with any of the other executive officers or directors of USE or Crested, except his nephew Nick Bebout is a USE director. During the past five years, Mr. Svilar has not been involved in any Reg. S-K Item 401(f) proceeding.

         ROBERT SCOTT LORIMER, age 50, has been Chief Accounting Officer, Chief Financial Officer and Treasurer for both USE and Crested for more than the past five years. Mr. Lorimer also has been their Vice President Finance since April 1998. He serves at the will of each board of directors. There are no understandings between Mr. Lorimer and any other person, pursuant to which he was named as an officer, and he has no family relationship with any of the other executive officers or directors of USE or Crested. During the past five years, he has not been involved in any Reg. S-K Item 401(f) listed proceeding.

EXECUTIVE COMPENSATION

         Under a Management Agreement dated August 1, 1981, USE and Crested share certain general and administrative expenses, including compensation of the officers and directors of the companies (but excluding directors' fees) which have been paid through the USECC Joint Venture ("USECC"). Substantially all the work efforts of the officers of USE and Crested are devoted to the business of both companies.

         All USECC personnel are company employees, in order to utilize the company's ESOP as an employee benefit mechanism. The company charges USECC for the direct and indirect costs of its employees for time spent on USECC matters, and USECC charges one-half of that amount to each of Crested and the company.

         The following table sets forth the compensation paid to the USE Chief Executive Officer, and those of the four most highly compensated USE executive officers who were paid more than $100,000 cash in any of the three fiscal years ended May 31, 2001. The table includes compensation paid such persons by Crested for 1998, 1999 and 2000 for such persons' services to such subsidiaries.

                           SUMMARY COMPENSATION TABLE

                                                                                    Long Term Compensation
                                                                            -------------------------------------
                                              Annual Compensation                    Awards             Payouts
                                  -------------------------------------------------------------------------------
(a)                     (b)            (c)           (d)         (e)            (f)            (g)         (h)          (i)
                                                                Other
Name                                                           Annual       Restricted                               All Other
and                                                            Compen-         Stock                      LTIP        Compen-
Principal                                                      sation        Award(s)       Options/     Payouts      sation
Position               Year         Salary($)     Bonus($)       ($)            ($)          SARs(#)       ($)        ($)(1)
--------------------------------------------------------------------------------------------------------------------------------
John L. Larsen         2001       $157,300      $  -0-         $   -0-       $107,000(5)     $  -0-     $  -0-       $   -0-
 CEO and               2000        159,500         -0-            22,600       60,000(2)        -0-        -0-          15,879
 Chairman              1999        166,700        85,000(3)        -0-         80,000(3)        -0-        -0-          16,000

Keith G. Larsen        2001       $157,500      $  -0-         $   -0-       $  -0-          $  -0-     $  -0-       $   -0-
 President             2000         97,800         -0-            11,700        -0-             -0-        -0-          11,433
 and COO               1999        105,500        46,000(3)        -0-          -0-             -0-        -0-          15,100

Daniel P. Svilar       2001       $144,400      $  -0-         $   -0-       $ 80,250(2)     $  -0-     $  -0-       $   -0-
 General Counsel       2000        150,900         -0-             7,800       45,000(2)        -0-        -0-          13,623
 and Assistant         1999        132,700       459,400(3)        -0-         60,000(2)        -0-        -0-          16,000
 Secretary

Harold F. Herron       2001       $137,200      $  -0-         $   -0-       $ 53,500(2)     $  -0-     $  -0-        $  -0-
 Vice President        2000        128,400         -0-             3,600       30,000(2)        -0-        -0-        $ 13,782
                       1999        112,800         -0-             -0-         40,000(2)        -0-        -0-          11,300

R. Scott Lorimer       2001       $140,900      $  -0-         $   -0-       $ 53,500(2)     $  -0-     $  -0-        $  -0-
 Treasurer             2000        144,900         -0-            10,100       30,000(2)        -0-        -0-        $ 15,990
 and CFO               1999        134,100       459,000(3)        -0-         40,000(2)        -0-        -0-          16,000

-----

     (1)  Dollar values for ESOP contributions and 401K matching contributions.

     (2) Includes shares issued under the 1996 stock award program multiplied by $3.00, $4.00 and $5.35 (the closing bid price on the issue dates in 1999, 2000 and 2001). These shares are subject to forfeiture on termination of employment, except for retirement, death or disability.

     (3)  Includes  cash bonuses of $50,000,  $25,000,  $125,000 and $125,000 to
     Messrs. John L. Larsen, Keith G. Larsen, Daniel P. Svilar and R. Scott Lorimer, respectively. Also includes stock bonuses of 50,000 restricted shares of the Company's Common Stock each to Mr. Svilar and Mr. Lorimer, at $2.94 per share, the closing bid price of at the time of receipt. These bonuses were issued as compensation for the extraordinary amount of work beyond the normal work load of these individuals in the litigation with Nukem, Inc. The board of directors authorized the payment of taxes on these bonuses.

EXECUTIVE COMPENSATION PLANS AND EMPLOYMENT AGREEMENTS

         The company has adopted a plan to pay the estates of Messrs. J. Larsen, Evans and Svilar amounts equivalent to the salaries they are receiving at the time of their death, for a period of one year after death, and reduced amounts for up to five years thereafter. The amounts to be paid in such subsequent years have not yet been established, but would be established by the boards of directors of the company and Crested.

         Mr. Svilar has an employment agreement with the company and Crested, which provides for an annual salary in excess of $100,000, with the condition that Mr. Svilar pay an unspecified amount of expenses incurred by him on behalf of the company and its affiliates. In the event Mr. Svilar's employment is involuntarily terminated, he is to receive an amount equal to the salary he was being paid at termination, for a year. If he should voluntarily terminate his employment, the company and Crested will pay him that salary for nine months thereafter. The foregoing is in addition to Mr. Svilar's Executive Severance and Non- Compete Agreement with the company (see below).

         In fiscal 1992, the company signed Executive Severance and Non-Compete Agreements with Messrs. John L. Larsen, Evans, Svilar and Lorimer, providing for payment to such person upon termination of his employment with the company, occurring within three years after a change in control of the company, of an amount equal to (i) severance pay in an amount equal to three times the average annual compensation over the prior five taxable years ending before change in control, (ii) legal fees and expenses incurred by such persons as a result of termination, and (iii) the difference between market value of securities issuable on exercise of vested options to purchase securities in USE, and the options' exercise price. These Agreements also provide that for the three years following termination, the terminated individual will not compete with USE in most of the western United States in regards to exploration and development activities for uranium, molybdenum, silver or gold. During fiscal 2001, the company signed similar Agreements with Keith Larsen, Mark Larsen, Richard Larsen, Harold Herron, Robin Kindle and Pete Schoonmaker. For such non-compete covenant, such persons will be paid monthly over a three year period an agreed amount for the value of such covenants. These Agreements are intended to benefit the company's shareholders, by enabling such persons to negotiate with a hostile takeover offeror and assist the board of directors concerning the fairness of a takeover, without the distraction of possible tenure insecurity following a change in control. As of this proxy statement, the company is unaware of any proposed hostile takeover.

         The company and Crested provide all of their employees with certain forms of insurance coverage, including life and health insurance. The health insurance plan does not discriminate in favor of executive employees; life insurance of $50,000 is provided to each member of upper management (which includes all persons in the compensation table), $25,000 of such coverage is provided to middle-management employees, and $15,000 of such coverage is provided to other employees.

         EMPLOYEE STOCK OWNERSHIP PLAN ("ESOP"). An ESOP has been adopted to encourage ownership of the common stock by employees, and to provide a source of retirement income to them. The ESOP is a combination stock bonus plan and money purchase pension plan. It is expected that the ESOP will continue to invest primarily in the common stock. Messrs. J. Larsen, Herron and Evans are the trustees of the ESOP.

         Contributions to the stock bonus plan portion of the ESOP are discretionary and are limited to a maximum of 15% of the covered employees' compensation for each year ended May 31. Contributions to the money purchase portion of the ESOP are mandatory (fixed at ten percent of the compensation of covered employees for each year), are not dependent upon profits or the presence of accumulated earnings, and may be made in cash or shares of company's common stock.

         The company made a contribution of 53,837 shares to the ESOP for fiscal 2001, all of which were contributed under the money purchase pension plan. At the time the shares were contributed, the market price was $5.35 per share, for a total contribution with a market value of $288,022 (which has been funded by the company). The company and Crested each are responsible for one-half of that amount, and Crested currently owes its one-half to the company. 14,611 of the shares were allocated to the ESOP accounts of the executive officers. Additionally, 4,651 shares were allocated to the ESOP accounts of the executive officers from ESOP shares forfeited by terminated employees who were not fully vested.

         Employee interests in the ESOP are earned pursuant to a seven year vesting schedule; after three years of service, the employee is vested to 20% of the ESOP account, and thereafter at 20% per year. Any portion which is not vested is forfeited upon termination of employment, other than by retirement, disability, or death.

         The maximum loan outstanding during fiscal 2001 under a loan arrangement between the company and the ESOP was $1,014,300 at May 31, 2001 for loans made in fiscal 1992 and 1991. Interest owed by the ESOP was not booked by the company. Crested pays one-half of the amounts contributed to the ESOP by the company. Because the loans are expected to be repaid by contributions to the ESOP, Crested may be considered to indirectly owe one-half of the loan amounts to the company. The loan was reduced by $183,785 plus interest of $168,574.84 through the contribution of shares by the ESOP to the ESOP in 1996. There was no similar reduction, however, for fiscal 1997, 1998, 1999, 2000 or 2001.

         INCENTIVE STOCK OPTION PLAN. The company has an incentive stock option plan ("ISOP"), reserving an aggregate of 2,750,000 shares of common stock for issuance upon exercise of options granted thereunder. Awards under the plan are made by a committee of or more persons selected by the Board (presently Messrs. Herron, Bebout and Fraser) and ratified by the board of directors.

         Options expire no later than ten years from the date of grant, and upon termination of employment for cause. Subject to the ten year maximum period, upon termination, unless terminated for cause, options are exercisable for three months or in the case of retirement, disability or death, for one year.

         For information about options, please see the consolidated Financial Statements for fiscal year ended May 31, 2001. In fiscal 2001, options on 1,499,000 shares were granted, and previously granted options on 118,703 shares were exercised as of May 31, 2001. Subsequent to May 31, 2001, an additional 140,049 shares were purchased on exercise of previously granted options.

           All but 50,100 shares authorized under the current ISOP are covered by options now granted, therefore it is proposed to adopt a new ISOP, see Proposal 4 below.

OPTION GRANTS TO EXECUTIVE OFFICERS IN 2001 (QUALIFIED AND NONQUALIFIED)

                                                PERCENT
                           NUMBER OF            OF ALL OPTIONS
                           SHARES UNDER-        GRANTED TO
                           LYING OPTIONS        EMPLOYEES          EXERCISE        EXPIRATION      GRANT DATE
NAME                       GRANTED              IN 2001            PRICE           DATE            PRES. VALUE(1)

John L. Larsen                 184,400            12.3%              $2.40           01/09/11      $   663,840
Keith G. Larsen                309,400            20.6%              $2.40           01/09/11      $ 1,113,840
Harold F. Herron                96,900             6.5%              $2.40           01/09/11      $   348,840
Daniel P. Svilar               121,900             8.1%              $2.40           01/09/11      $   438,840
R. Scott Lorimer               121,900             8.1%              $2.40           01/09/11      $   438,840

(1)The Black-Scholes option-pricing model was used to determine the grant date present value of the stock options that we granted to the named officer. The following facts and assumptions were used in making this calculation: An exercise price of $2.30 to $3.85 per share, which was equal to or higher than market value of the stock on the grant date; a zero dividend yield; expected volatility of 1.019%; risk-free interest rate of 5%, and an expected life of 10 years.

AGGREGATED OPTION/SAR EXERCISES IN LAST FISCAL YEAR AND FY-END OPTION/SAR VALUES

         The following table shows unexercised options, how much thereof were exercisable, and the dollar values for in-the-money options, at May 31, 2001 (closing sale price on that date was $6.00).

      (a)                          (b)              (c)              (d)                (e)
                                                                                     Value of
                                                                  Number of         Unexercised
                                                                 Unexercised       In-the-Money
                                                               Options/SARs at    Options/SARs at
                                 Shares                            FY-End            FY-End
                                Acquired           Value        Exercisable/        Exercisable
Name                         on Exercise (#)    Realized($)     Unexercisable      Unexercisable
----                         ---------------    -----------     -------------      -------------

John L. Larsen,                    -0-              -0-            177,718         $710,872 (1)
      CEO                                                        exercisable      exercisable and
                                                                                    unexercised

                                   -0-              -0-            100,100         $310,310 (2)
                                                                 exercisable      exercisable and
                                                                                    unexercised

                                   -0-              -0-            34,782          $108,694 (3)
                                                                 exercisable      exercisable and
                                                                                    unexercised

                                   -0-              -0-            184,400         $663,840 (4)
                                                                 exercisable      exercisable and
                                                                                    unexercised


Keith G. Larsen                    -0-              -0-            52,718          $210,872 (1)
      President                                                  exercisable      exercisable and
                                                                                    unexercised

                                   -0-              -0-            34,782          $108,694 (3)
                                                                 exercisable      exercisable and
                                                                                    unexercised

                                   -0-              -0-            309,400        $1,113,840 (4)
                                                                 exercisable      exercisable and
                                                                                    unexercised

AGGREGATED OPTION/SAR EXERCISES IN LAST FISCAL YEAR AND FY-END OPTION/SAR VALUES

      (a)                          (b)              (c)              (d)                 (e)
                                                                                      Value of
                                                                  Number of          Unexercised
                                                                 Unexercised        In-the-Money
                                                               Options/SARs at     Options/SARs at
                                 Shares                          FY-End (#)           FY-End($)
                                Acquired           Value        Exercisable/         Exercisable
Name                         on Exercise (#)    Realized($)     Unexercisable       Unexercisable
----                         ---------------    -----------     -------------       -------------

Max T. Evans,                      -0-              -0-            57,200           $177,320 (2)
      Secretary                                                  exercisable       exercisable and
                                                                                     unexercised

                                   -0-              -0-            50,000           $156,250 (3)
                                                                 exercisable       exercisable and
                                                                                     unexercised

Harold F. Herron,                11,000         $34,100 (2)        40,218           $160,872 (1)
      Vice President                                             exercisable       exercisable and
                                                                                     unexercised

                                   -0-              -0-            34,782           $108,694 (3)
                                                                 exercisable       exercisable and
                                                                                     unexercised

                                   -0-              -0-            96,900           $348,840 (4)
                                                                 exercisable       exercisable and
                                                                                     unexercised

Daniel P. Svilar                   -0-              -0-            40,218           $160,872 (1)
      Assistant Secretary                                        exercisable       exercisable and
                                                                                     unexercised

                                   -0-              -0-            66,000           $204,600 (2)
                                                                 exercisable       exercisable and
                                                                                     unexercised

                                   -0-              -0-            34,782           $108,694 (3)
                                                                 exercisable       exercisable and
                                                                                     unexercised

                                   -0-              -0-            121,900          $438,840 (4)
                                                                 exercisable       exercisable and
                                                                                     unexercised

AGGREGATED OPTION/SAR EXERCISES IN LAST FISCAL YEAR AND FY-END OPTION/SAR VALUES

      (a)                          (b)              (c)              (d)                (e)
                                                                                     Value of
                                                                  Number of         Unexercised
                                                                 Unexercised       In-the-Money
                                                               Options/SARs at    Options/SARs at
                                 Shares                          FY-End (#)          FY-End($)
                                Acquired           Value        Exercisable/        Exercisable
Name                         on Exercise (#)    Realized($)     Unexercisable      Unexercisable
----                         ---------------    -----------     -------------      -------------


R. Scott Lorimer                   -0-              -0-            40,218          $160,872 (1)
      Treasurer                                                  exercisable      exercisable and
                                                                                    unexercised

                                   -0-              -0-            34,782          $108,694 (3)
                                                                 exercisable      exercisable and
                                                                                    unexercised

                                   -0-              -0-            121,900         $438,840 (4)
                                                                 exercisable      exercisable and
                                                                                    unexercised

                                   -0-              -0-            29,700           $96,525 (5)
                                                                 exercisable      exercisable and
                                                                                    unexercised

(1) Equal to $6.00, the closing bid on last trading day in FY 2001, less $2.00 per share option exercise price, multiplied by all shares exercisable.

(2) Equal to $6.00, the closing bid on last trading day in FY 2001, less $2.90 per share option exercise price, multiplied by all shares exercisable.

(3)   Equal to $6.00,  the  closing  bid on last  trading  day in FY 2001,  less
      $2.875  per  share  option  exercise  price,   multiplied  by  all  shares
      exercisable.

(4) Equal to $6.00, the closing bid on last trading day in FY 2001, less $2.40 per share option exercise price, multiplied by all shares exercisable.

(5) Equal to $6.00, the closing bid on last trading day in FY 2001, less $2.75 per share option exercise price, multiplied by all shares exercisable.

         1996 STOCK AWARD PROGRAM. Since 1996 we have had an annual incentive compensation arrangement for the issuance of up to 67,000 shares of common stock each year (from 1997 through 2002) to executive officers of the company, in amounts determined each year based on earnings of the company for the prior fiscal.

         Shares are issued annually, but each officer to whom shares are to be issued must be employed by the company as of the issue date of the grant year, and the company must have been profitable in the preceding fiscal year. The officers receive up to an aggregate total of 67,000 shares per year for the years 1997 through 2002, although if in prior years, starting in 1997, fewer than 67,000 shares are awarded in any year, the unissued balance of the 67,000 share maximum would be available for issue in subsequent years (through 2007). One-half of the compensation expense under the Program is the responsibility of Crested. The board of directors determines the date each year when shares are to be issued.

         Each allocation of shares is issued in the name of the officer, and earns out (vests) over 5 years, at the rate of 20% as of May 31 of each year following the date of issue. However, none of the vested shares become available to or come under the control of the officer until termination of employment by retirement, death or disability. Upon termination, the share certificates will be released to the officer; until termination, the certificates are held by the Treasurer of the company. Voting rights are exercised over the shares by the non-employee directors of the company; dividends or other distributions with respect to the shares will be held by the Treasurer for the benefit of the officers.

         The number of shares to be awarded each year out of such 67,000 shares aggregate limit is determined by the compensation committee, based on criteria including the company's earnings per share for the prior fiscal year. Other factors may be taken into consideration by the compensation committee. The total shares issued are divided among the officers based on the following percentages:
John L. Larsen 29.85%, Daniel P. Svilar 22.39%, Max T. Evans 17.91%, Harold F. Herron 14.93% and R. Scott Lorimer 14.93%. For fiscal 2001, the compensation committee awarded 67,000 shares to the officers, based on the revenues of the company for that year.

         In addition to the 1996 Stock Award Program, which expires in 2002 (2007 for the 52,842 unissued shares), the company is proposing for approval at the meeting the 2001 Stock Compensation Plan, see Proposal 3 below. Except for the unissued shares under the current Program, if the 2001 Stock Compensation Plan is approved at the meeting it will be the sole mechanism for compensating management with stock. Options will, however, be granted to management and others in fiscal 2002, and may also be granted in future years to management, under the new ISOP, see Proposal 4 below.

DIRECTORS' FEES AND OTHER COMPENSATION

         The company pays non-employee directors a fee of $150 per meeting attended. All directors are reimbursed for expenses incurred with attending meetings.

         Non-employee directors are compensated for services with $400 per month, payable each year by the issue of shares of USE common stock based on the closing stock market price as of January 15. In fiscal 2001, 8,532 shares were issued to non-employee directors for service in that year.

                 CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

         DEBT OWED BY DIRECTORS. In the early 1990s, Harold F. Herron, an officer and director, had been living in and caring for a house owned by the company. In fiscal 1995, Mr. Herron purchased the house for $260,000 (equal to appraised value), and was reimbursed by the company for $22,830 of leasehold improvements he had made to the property. The company accepted a promissory note for $112,170 of the purchase price, with 7% annual interest; the maturity date for this note has been extended to December 31, 2001. This note was a nonrecourse note secured by 30,000 shares of the company's common stock owned by Mr. Herron. At May 31, 2001 he owed $150,000 on the note; during that year he gave up 5,000 shares of the collateral to reduce the debt.

          As of May 31, 2001, David F. Brenman, a director who resigned in September 2001, owed the company $25,000 (secured by 5,000 shares of the company's common stock) plus accrued interest of $534,300. The loan was provided as partial consideration for Mr. Brenman's representation of the company to the financial community in New York City in the early 1990s.

         FAMILY EMPLOYMENT. Three of John L. Larsen's sons, three sons-in-law and one grandson are employed by the company or subsidiaries. Collectively, Mr. Larsen and these family members received $901,500 in total gross cash compensation for services in fiscal 2001.

         TRANSACTIONS INVOLVING USECC AND CRESTED. The company and Crested conduct most activities through their equally-owned joint venture USECC. From time to time the company and Crested advance funds to or make payments on behalf of USECC, which create intercompany debt. The party extending funds is subsequently reimbursed by the other venturer. The company had a note receivable of $5,704,200 from Crested at May 31, 2001. During fiscal 2001, the debt was reduced by $3,000,000, by Crested issuing another 6,666,666 shares of its common stock to the company, thereby increasing the company's ownership of Crested to 70.5%.

PROPOSAL 2 - INCREASE AUTHORIZED COMMON STOCK

         The board of directors has approved the amendment of our articles of incorporation to increase the number of shares of common stock we are authorized to issue from the current number (20 million shares) to an unlimited number.
Section 17-16-202(a)(ii) of the Wyoming Business Corporation Act allows Wyoming corporations to issue an unlimited number of shares, if provision to that effect is contained in the articles of incorporation. The board of directors recommends that you vote in favor of the change to unlimited shares of common stock.

         Why is the amendment necessary ?

         We now are authorized to issue 20 million shares of common stock. On the record date for this meeting, 9,625,771 shares of common stock were issued and outstanding. In addition, a total of 2,725,830 shares are reserved for future issue under the current incentive stock option plan and another 366,900 are reserved for other options and warrants.

         Also, the board of directors has adopted a shareholder rights (sometimes referred to as a "poison pill"). Under this plan, assuming an unsolicited hostile takeover of the company were to begin and the board of directors did not approve the terms of the takeover, up to approximately 9,000,000 more shares of common stock could be issued to the shareholders (i.e., one additional share for each outstanding share except the 15% owned by a hostile takeover party). While the plan is designed to encourage a party to negotiate with us about an acquisition and thereby avoid triggering the poison pill features (issuing more stock to our shareholders other than a hostile takeover party), we have reserved the necessary shares to implement those features if the need arises. We emphasize that we have no information about any proposed acquisition, friendly or otherwise.

         Therefore, if shares were issued under all existing warrants and options, and if shares were issued on activation of the shareholder rights plan (if that step should become necessary), the current number of unissued shares would be exhausted. The board of directors also believes the company could need additional authorized shares for possible equity financing, acquisitions, and other corporate purposes. While we do not have current plans for raising money or acquiring other companies, it is very important that we be able to move quickly if the need or opportunity arises in the future.

         How would the additional authorized stock be issued?

         As before, our articles of incorporation and Wyoming law empower the board of directors to issue stock for consideration they determine is fair to the company. This provision will not change. Shareholders will not have the right to approve or disapprove of a stock issue.

         Is there any disadvantage to having the added authorized shares, without a limit to the number which could be issued?

         No. Under our articles of incorporation and Wyoming law, shareholders do not have preemptive rights to acquire more shares, i.e., they do not have the right to buy for themselves (to prevent dilution of their percentage ownership) any shares of new stock proposed to be issued to others. This provision will not change. Shareholders' rights under the articles of incorporation, and Wyoming law, with respect to mergers and acquisitions and other matters, will not be affected by authorizing an unlimited number of shares of common stock.

         Why has the board of directors approved such a large increase?

         The board of directors does not have any current plans to issue more shares, except as might be necessary for warrants and options. However, the company may need the ability to issue more shares to raise capital, or acquire business opportunities, in the future. The board of directors, under law, has the responsibility for setting the selling price for the shares, seeking the best price possible under the circumstances at that time. The board of directors recommends the shareholders vote for the increase to unlimited common stock authorization to forever eliminate the need of seeking shareholder approval to increase the stock authorization again, if the need arises.

PROPOSAL 3 - 2001 STOCK COMPENSATION PLAN

         In 1996 the board of directors approved and we adopted the 1996 Stock Award Program for issue of up to 67,000 shares each year to executive officers. The maximum of 67,000 shares has been issued each year, except for one year when 14,158 shares were issued, resulting in an unissued allocation of 52,842 shares, which still may be issued until final expiration of the current program in 2007 for the limited purpose of issuing leftover allocations. The program expires in 2002 with respect to the annual 67,000 share allocation and issuance.

         The board of directors has approved the recommendation of the executive committee to adopt the new 2001 Stock Compensation Plan (the "plan"), and recommends that shareholders approve the new plan at the meeting.

         Under the plan, which will have an initial term of seven years, up to 10,000 shares of common stock would be issued in January of each year (starting
2002) to six individuals (five officers: John L. Larsen, Keith G. Larsen, Robert Scott Lorimer, Harold F. Herron, Daniel P. Svilar; and Peter Schoonmaker (president and a director of Rocky Mountain Gas, Inc.). The number of shares to be issued in any year would be determined by the executive committee and approved by the board of directors, taking into account our public stock prices at date of grant and over the prior calendar year, the company's financial condition and business prospects, and other factors deemed appropriate. The company will pay the income taxes owed by recipients as a result of receipt of the stock.

         The stock recipients will agree not to sell or transfer such shares during their employment with the company.

         The executive committee and the board of directors believes the new plan is needed and appropriate to provide enhanced incentives for the officers' work on behalf of all shareholders, in addition to their cash compensation (salaries) and benefits, and options received over the years (all of which have been issued at market prices on grant dates).

PROPOSAL 4 - APPROVE NEW INCENTIVE STOCK OPTION PLAN

         The current incentive stock option plan ("ISOP") share issue limits are nearly exhausted. The board of directors has approved the recommendation of the executive committee to replace the current ISOP with a new incentive stock option plan (the "new ISOP"), and recommends that the shareholders approve the new ISOP at the meeting.

         The new ISOP, if approved at the meeting, will provide for the issuance of options to purchase up to 3.0 million shares of common stock; the options are intended to qualify under section 422 of the Internal Revenue Code. Options would be issued with exercise prices equal to (or for holders of 10% of more of the outstanding stock at the time, 110% of) market price on grant dates, and would vest (become exercisable) at various times as determined by the executive committee and approved by the board of directors. All options will be exercisable for cash, or through other means as determined by the executive committee and approved by the board of directors, in accordance with similar plans of public companies. However, "cashless exercise" will not be permitted (cashless exercise is a technique in some plans where the holder receives shares equal to the "equity" in the option, being market value less exercise price, and forfeits the balance of the option).

         It is expected that options under the new ISOP (if approved) will be issued annually to employees including officers of the company and significant subsidiaries, as has been effected under the current ISOP. Specifically, if the new ISOP is approved, options will granted to five officers and three employees of the company, and to the president of Rocky Mountain Gas, Inc., each in the amount of 100,000 shares. Another option in the amount of 50,000 shares would be granted to Robert Nicholas, assistant general counsel to the company. The individuals proposed to receive the 100,000 options are John L. Larsen, Keith G. Larsen, Daniel P. Svilar, Robert Scott Lorimer, Harold F. Herron, Peter Schoonmaker (president of Rocky Mountain Gas, Inc.), Mark Larsen, Richard Larsen, and Robin Kindle.

         If approved at the meeting, the options will have a term of 10 years from meeting date and be exercisable at the closing market price on meeting date.

         The issuance of shares on exercise of options under the new ISOP (if the new ISOP is approved at the meeting) will be registered with the Securities and Exchange Commission on Form S-8.

PROPOSAL 5:  RATIFICATION OF THE APPOINTMENT OF INDEPENDENT AUDITORS

         The board of directors seeks shareholder ratification of the board's appointment of Grant Thornton LLP, certified public accountants, to act as the auditors of our financial statements for the fiscal year ending May 31, 2002. The audit committee has recommended that the board retain this auditing firm for year 2002. Grant Thornton audited our financial statements for fiscal 2001. The board has not determined what action, if any, would be taken should the appointment of Grant Thornton not be ratified at the meeting.

         ACCOUNTANT'S FEES. Grant Thornton billed us the following fees in fiscal 2001:

         Audit Fees:  $37,500

         Financial Information Systems Design and Implementation Fees: $ -0-

         All Other Fees:  $1,400*

         * For review of third quarter financial information filed with the Securities and Exchange Commission on Form 10-Q, pursuant to review requirements imposed by the Commission.No other fees were paid to Grant Thornton LLP as they were not retained until the fourth fiscal quarter in 2001.

         The audit committee of the board of directors considers the provision of services described above to be compatible with Grant Thornton's independence.

                    RELATIONSHIP WITH INDEPENDENT ACCOUNTANTS

         Grant Thornton LLP has audited the company's financial statements for the fiscal year ended May 31, 2001. A representative of Grant Thornton LLP will be present at the meeting in person or by telephone to respond to appropriate questions, and will be provided the opportunity to make a statement at the meeting. There have been no disagreements between the company and Grant Thornton LLP, or Arthur Andersen LLP, concerning any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which were not resolved to the satisfaction of those firms. For information on the change of audit firms, see the Annual Report on Form 10-K filed with the Securities and Exchange Commission in August 2001.

                             COPIES OF OUR FORM 10-K

         Promptly upon receiving a request from any shareholder, without charge we will send to the requester a copy of our Annual Report on Form 10-K for fiscal 2001, with exhibits, as filed with the Securities and Exchange
Commission. Please address your request to Daniel P. Svilar, Assistant Secretary, at U.S. Energy Corp., 877 North 8th West, Riverton, Wyoming 82501. You also may call or fax him at T 307.856.9271, F 307.857.3050.

                                  EXHIBIT INDEX

Exhibit No.    Description of Exhibit

   99.1        Audit Committee Charter
   99.2        Certification by Audit Committee

PROXY                           U.S. ENERGY CORP.                          PROXY

     KNOW ALL PERSONS:  That the  undersigned  shareholder of U.S.  Energy Corp.
(the "Company") in the amount noted below, hereby constitutes and appoints Messrs. John L. Larsen and Max T. Evans, or either of them with full power of substitution, as attorneys and proxies, to appear, attend and vote all of the shares of stock standing in the name of the undersigned at the Annual Meeting of the Company's shareholders to be held at the Company's Offices at 877 North 8th West, Riverton, Wyoming 82501 on Friday, December 7, 2000 at 10:00 a.m., local time, or at any adjournments thereof upon the following:

     THE PROXIES WILL VOTE: (1) AS YOU SPECIFY ON THIS CARD; (2) AS THE BOARD OF DIRECTORS RECOMMENDS WHERE YOU DO NOT SPECIFY YOUR VOTE ON A MATTER LISTED ON THIS CARD, AND (3) AS THE PROXIES DECIDE ON ANY OTHER MATTER.

     THE BOARD OF DIRECTORS RECOMMENDS YOU VOTE IN FAVOR OF THE DIRECTOR NOMINEE, IN FAVOR OF INCREASING THE AUTHORIZED COMMON STOCK TO AN UNLIMITED AMOUNT, IN FAVOR OF A NEW STOCK COMPENSATION PLAN, IN FAVOR OF A NW INCENTIVE STOCK OPTION PLAN, AND IN FAVOR OF RATIFYING THE SELECTION OF INDEPENDENT AUDITORS.

     If you wish to vote on all matters as the Board of Director recommends, please sign, date and return this card. If you wish to vote on items individually, please also mark the appropriate boxes below.

     INSTRUCTION: Mark only one box to each item.

1.   Election of Director:

         _ FOR the nominee         _  AGAINST the nominee        _  ABSTAIN

                                Harold F. Herron

2. Increase authorized common stock to an unlimited amount, as allowed by Wyoming law:

         _  FOR the increase       _  AGAINST the increase       _  ABSTAIN

3.   Approve 2001 Stock Compensation Plan

         _  FOR the Plan           _  AGAINST the Plan           _  ABSTAIN

4.   Approve 2001 Incentive Stock Option Plan

         _  FOR the ISOP           _  AGAINST the ISOP           _  ABSTAIN

5. Ratification of appointment of Grant Thornton LLP as independent auditors for the current fiscal year.

         _  FOR the appointment    _  AGAINST the appointment    _  ABSTAIN


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PROXY                           U.S. ENERGY CORP.                          PROXY

     THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS. THE SHARES REPRESENTED HEREBY WILL BE VOTED AS PROVIDED ON THE REVERSE SIDE.

     Sign your name exactly as it appears on the mailing label below. It is important to return this Proxy properly signed in order to exercise your right to vote, if you do not attend in person. When signing as an attorney, executor, administrator, trustee, guardian, corporate officer, etc., indicate your full title as such.


                                     -------------------------------------------
                                     (Sign on this line - joint holders may
                                     sign appropriately)

                                     ----------------     ----------------------
                                     (Date)               (Number of Shares)
                                     PLEASE NOTE: Please sign, date and place this Proxy in the enclosed self-addressed, postage prepaid envelope and deposit it in the mail as soon as possible.
                                     Please check if you are planning to
                                     attend the meeting  __

                                     If the address on the mailing label is not correct, please provide the correct address in the following space.

                                     -------------------------------------------
                                     -------------------------------------------




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